EXHIBIT 99.2

Media and Investor Contact:
Jonae R. Barnes Vice President Investor Relations and Corporate Communications jonae.barnes@agenusbio.com 617-818-2985
Agenus Appoints Robert B. Stein, MD, PhD, as Chief Scientific Officer

Lexington, MA – Jan. 13, 2014 – Agenus Inc. (NASDAQ: AGEN), a biotechnology company developing novel immune system activating treatments for cancers and infectious diseases, today announced the appointment of Robert B. Stein, M.D., Ph.D., to the newly-created position of Chief Scientific Officer (CSO).

Dr. Stein will lead Agenus’ Research, Pre-clinical Development and Translational Medicine functions and guide the company’s clinical development. In addition, pending closing, Dr. Stein will play a critical role in leading the integration of the 4-Antibody acquisition announced today, which includes the company’s fully human antibody drug discovery and optimization technology platform and portfolio of immune checkpoint antibody programs.

“Dr. Stein brings over 30 years of experience and accomplishments to the Agenus leadership team. He is an innovative and experienced executive with deep, broad knowledge of biology, medicine and pharmaceutical science,” said Garo Armen, PhD, CEO and chairman of Agenus. “Dr. Stein has had a terrific record in identifying and developing novel therapeutic modalities. He will play a key strategic role as we expand into the immune checkpoint field and in our efforts to establish Agenus as a leader in immuno-oncology. We are delighted to have him on board.”

“It is now evident that the immune system plays a powerful role in controlling cancer. Agenus’ roots in immunotherapy combined with 4-Antibody’s state-of-the-art human monoclonal antibody platform and established immune checkpoint programs provide a broad spectrum of immunological approaches to combat cancers and other major diseases,” said Robert Stein, MD, PhD, CSO of Agenus. “Collaborations with the Ludwig Cancer Research Institute and Memorial Sloan Kettering Cancer provide tremendous advantages in discovering and developing immune-based medicines for patients battling cancer. I am very excited to join Agenus during this transformational time.”

Over the course of Dr. Stein’s career he’s played a key role in bringing eight drugs to the market. Bob has held a number of progressively responsible senior management positions including CSO & SVP of Research for Ligand Pharmaceuticals, EVP of Research & Pre-clinical Development for Dupont Merck, President and CSO for Incyte Pharmaceuticals, President of Roche Palo Alto and CEO of KineMed. Bob spent the early part of his career at Merck, Sharp and Dohme Research Laboratories. He holds an MD and a PhD in Physiology & Pharmacology from Duke University.

About Agenus Agenus Inc. is a biotechnology company developing treatments for cancers and infectious diseases. The company has multiple immunotherapeutic products based on strong technology platforms that are advancing through the clinic. Agenus’ technology is further validated through partnerships with major pharmaceutical companies, with several product candidates in late-stage clinical trials with corporate partners. Between Agenus and its partners, 23 programs are in clinical development. For more information, please visit www.agenusbio.com, or connect with the company on Facebook, LinkedIn, Twitter and Google+.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended September 30, 2013. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Agenus undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Agenus’ business is subject to substantial risks and uncertainties, including those identified above. When evaluating Agenus’ business and securities, investors should give careful consideration to these risks and uncertainties.

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